As filed with the Securities and Exchange Commission on [—], 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DAVITA HEALTHCARE PARTNERS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0354549
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2000 16th Street

Denver, CO 80202

Telephone number (303) 405-2100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kim M. Rivera

2000 16th Street

Denver, CO 80202

Telephone number (303) 405-2100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Sharon R. Flanagan

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, CA 94104

Telephone: (415) 772-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per security (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Debt Securities	—	—	—	—
Guarantee of Debt Securities (3)	—	—	—	—

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount of debt securities is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee.
(3)	Guarantees of debt securities may be issued by one or more of the registrants named below under “Table of Additional Registrants” and may be issued without consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

Table of Additional Registrants

Exact Name of Additional Registrants *	Jurisdiction of Formation	I.R.S. Employer Identification No.
ABQ Health Partners, LLC	Delaware	20-4043287
Alamosa Dialysis, LLC	Delaware	26-3340007
Arizona Integrated Physicians, Inc.	Delaware	86-0788567
Carroll County Dialysis Facility, Inc.	Maryland	52-1693649
Continental Dialysis Center of Springfield-Fairfax, Inc.	Virginia	62-1238381
Continental Dialysis Center, Inc.	Virginia	22-2470712
DaVita—West, LLC	Delaware	01-0561202
DaVita HealthCare Partners Plan, Inc.	Delaware	46-2385459
DaVita of New York, Inc.	New York	26-1650326
DaVita Rx, LLC	Delaware	20-3998217
Dialysis Holdings, Inc.	Delaware	94-3096645
Dialysis Specialists of Dallas, Inc.	Texas	75-2533856
DNH Medical Management, Inc. (dba the Camden Group)	California	95-3263067
DNP Management Company, LLC	Delaware	26-0775419
Downriver Centers, Inc.	Michigan	38-3500376
DVA Healthcare of Maryland, Inc.	Maryland	62-1605235
DVA Healthcare of Massachusetts, Inc.	Massachusetts	62-1529463
DVA Healthcare of Pennsylvania, Inc.	Pennsylvania	91-1867238
DVA Healthcare Procurement Services, Inc.	California	33-0731597
DVA Healthcare Renal Care, Inc.	Nevada	95-2977916
DVA Laboratory Services, Inc.	Florida	65-0127483
DVA of New York, Inc.	New York	91-1806157
DVA Renal Healthcare, Inc.	Tennessee	62-1323090
East End Dialysis Center, Inc.	Virginia	54-1318452
Elberton Dialysis Facility, Inc.	Georgia	58-1721014
Flamingo Park Kidney Center, Inc.	Florida	65-0431823
Fort Dialysis, LLC	Delaware	27-2942409
Freehold Artificial Kidney Center, L.L.C.	New Jersey	22-3328300
Greenspoint Dialysis, LLC	Delaware	26-1649191
HealthCare Partners Arizona, LLC	Arizona	46-1904106
HealthCare Partners ASC-LB, LLC	California	95-4628842
HealthCare Partners Holdings, LLC	California	56-2592163
HealthCare Partners Nevada, LLC	Nevada	27-0398693
HealthCare Partners South Florida, LLC	Florida	43-3462809
HealthCare Partners, LLC	California	95-4509662
Hills Dialysis, LLC	Delaware	27-1859945
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware	76-0509917
JSA Care Partners, LLC	Florida	45-3007684
JSA Healthcare Corporation	Delaware	87-0408859
JSA Healthcare Nevada, L.L.C.	Nevada	74-3177329
JSA Holdings, Inc.	Delaware	20-0160881
JSA P5 Nevada, L.L.C.	Nevada	20-5017016
Kidney Care Services, LLC	Delaware	11-3685202
Knickerbocker Dialysis, Inc.	New York	40-0002285
Las Vegas Solari Hospice Care, LLC	Delaware	45-3133069
Liberty RC, Inc.	New York	91-1889832
Lincoln Park Dialysis Services, Inc.	Illinois	36-3191860
Maple Grove Dialysis, LLC	Delaware	26-1757887
Mason-Dixon Dialysis Facilities, Inc.	Maryland	52-1766772

Exact Name of Additional Registrants *	Jurisdiction of Formation	I.R.S. Employer Identification No.
Medical Group Holding Company, LLC	New Mexico	20-8571405
Nephrology Medical Associates of Georgia, LLC	Georgia	91-2160693
Neptune Artificial Kidney Center, L.L.C.	New Jersey	22-3328303
North Atlanta Dialysis Center, LLC	Delaware	20-0336249
North Colorado Springs Dialysis, LLC	Delaware	26-2099530
Northridge Medical Services Group, Inc.	California	36-4597421
Palo Dialysis, LLC	Delaware	26-4578737
Patient Pathways, LLC	Delaware	27-0670041
Physicians Choice Dialysis Of Alabama, LLC	Delaware	90-0072092
Physicians Choice Dialysis, LLC	Delaware	90-0072080
Physicians Dialysis Acquisitions, Inc.	Delaware	04-3546654
Physicians Dialysis Ventures, Inc.	Delaware	04-3546656
Physicians Dialysis, Inc.	Delaware	04-3535478
Physicians Management, LLC	Delaware	90-0072097
Renal Life Link, Inc.	Delaware	20-1649898
Renal Treatment Centers—California, Inc.	Delaware	23-2741218
Renal Treatment Centers—Hawaii, Inc.	Delaware	23-2830661
Renal Treatment Centers—Illinois, Inc.	Delaware	23-2798598
Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware	23-2536597
Renal Treatment Centers—Northeast, Inc.	Delaware	23-2709856
Renal Treatment Centers—Southeast, LP	Delaware	23-2791135
Renal Treatment Centers—West, Inc.	Delaware	23-2763722
Renal Treatment Centers, Inc.	Delaware	23-2518331
RMS Lifeline, Inc.	Delaware	36-4258607
Rocky Mountain Dialysis Services, LLC	Delaware	32-0000322
Shining Star Dialysis, Inc.	New Jersey	91-2134787
Sierra Rose Dialysis Center, LLC	Delaware	02-0614476
Southwest Atlanta Dialysis Centers, LLC	Delaware	20-0336205
The DaVita Collection, Inc.	California	20-5766131
THP Services, Inc.	California	20-8542534
Total Acute Kidney Care, Inc.	Florida	65-0086334
Total Renal Care Texas Limited Partnership	Delaware	74-2794200
Total Renal Care, Inc.	California	95-3372911
Total Renal Laboratories, Inc.	Florida	59-3205549
Total Renal Research, Inc.	Delaware	94-3269918
TRC—Indiana, LLC	Indiana	91-1971775
TRC of New York, Inc.	New York	91-1849180
TRC West, Inc.	Delaware	88-0364717
Tree City Dialysis, LLC	Delaware	26-0460873
VillageHealth DM, LLC	Delaware	20-0174548

*	The address for each of the Additional Registrants is c/o DaVita HealthCare Partners Inc., 2000 16th Street, Denver, CO 80202.

PROSPECTUS

Debt Securities

and Guarantees

We may offer and sell from time to time, any of the securities listed above, in one or more series.

This prospectus contains a general description of the securities we may offer for sale. The specific terms of these securities will be contained in one or more supplements to this prospectus. The prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

We may sell any securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of such underwriters, dealers or agents and any applicable commissions or discounts. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus along with the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2014.

Prospectus

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus from us that supplements this prospectus. We have not authorized anyone to provide any additional or other information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration process, we may, at any time and from time to time, in one or more offerings, sell debt securities, including any related guarantees, under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the offering. The prospectus supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

As used in this prospectus, unless stated otherwise or the context requires otherwise, “DaVita,” DaVita HealthCare Partners,” the “Company,” “we,” “us” and “our” refer to DaVita HealthCare Partners Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We also file certain reports and other information with the New York Stock Exchange, or the NYSE, on which our common stock is traded. Copies of such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available through our website at http://www.davitahealthcarepartners.com. However, information on our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus information that we file with the SEC, which means that we are disclosing important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. This prospectus incorporates by reference the documents filed by us listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; and

•	Current Reports on Form 8-K filed with the SEC on March 20, 2014.

We will provide free of charge a copy of any or all of the information that has been incorporated by reference in this prospectus if you write to or call us at the following:

DaVita HealthCare Partners Inc.

2000 16th Street

Denver, Colorado 80202

Telephone: (888) 484-7505

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus and the documents deemed to be incorporated by reference in this prospectus contains or may contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be covered by the safe harbor provisions for such statements contained in these documents. All statements that do not concern historical facts are forward-looking statements and include, among other things, statements about our expectations, beliefs, intentions and/or strategies for the future. These forward-looking statements may include statements regarding our future operations, financial condition and prospects, expectations for treatment growth rates, revenue per treatment, expense growth, levels of the provision for uncollectible accounts receivable, operating income, cash flow, operating cash flow, estimated tax rates, capital expenditures, the development of new centers and center acquisitions, government and commercial payment rates, revenue estimating risk and the impact of our related level of indebtedness on our financial performance, including earnings per share. These statements can sometimes be identified by the use of forward looking words such as “may,” “believe,” “will,” “should,” “could,” “would,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” “seek,” “forecast,” or “intend” or other similar words or expressions of the negative thereof.

These statements involve substantial known and unknown risks and uncertainties that could cause our actual results to differ materially from those described in the forward-looking statements, including, but not limited to:

•	risks resulting from the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare ESRD program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the U.S. in March 2010,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2014 Medicare Advantage benchmark structure,

•	the impact of the American Taxpayer Relief Act,

•	the impact of the sequestration that went into effect on April 1, 2013,

•	the impact of disruptions in federal government operations and funding,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings, including risks relating to the final resolution of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, such as restrictions on our business and operations required by a corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with us,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates such as accountable care organizations (ACOs), independent practice associations (IPAs) and integrated delivery systems, or to businesses outside of dialysis and HCP’s business,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the U.S.,

•	variability of our cash flows,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	loss of key HCP employees, potential disruption from the HCP transaction making it more difficult to maintain business and operational relationships with customers, partners, associated physicians and physician groups, hospitals and others,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which HCP conducts its business,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business,

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms, and

•	the other risk factors referenced on page 5 of this prospectus.

The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable. Except as required by law, we undertake no obligation to update or revise these statements, whether as a result of changes in underlying factors, new information, future events or otherwise. See “Where You Can Find More Information.”

THE COMPANY

Our Company consists of two major divisions, Kidney Care and HealthCare Partners (HCP). Our Kidney Care division is comprised of our U.S. dialysis and related lab services business, our ancillary services and strategic initiatives including our international operations, and our corporate support expenses. Our HCP division is comprised of our HCP business. Our largest line of business is our U.S. dialysis and related lab services business, which is a leading provider of kidney dialysis services in the U.S. for patients suffering from chronic kidney failure, also known as end stage renal disease (ESRD). Our other major line of business is HCP, which is a patient-and physician-focused integrated health care delivery and management company with nearly three decades of providing coordinated, outcomes-based medical care in a cost-effective manner.

U.S. dialysis and related lab services business

Our U.S. dialysis and related lab services business is a leading provider of kidney dialysis services for patients suffering from chronic kidney failure or ESRD. As of March 31, 2014, we provided dialysis and administrative services in the U.S. through a network of 2,098 outpatient dialysis centers in 46 states and the District of Columbia, serving a total of approximately 165,000 patients. We also provide acute inpatient dialysis services in approximately 1,000 hospitals and related laboratory services throughout the U.S. Our U.S. dialysis and related lab services business accounted for approximately 65% of our consolidated net revenues for the twelve months ended March 31, 2014. All references in this document to dialysis and related lab services refer only to our U.S. dialysis and related lab services business.

HealthCare Partners business

HCP is a patient- and physician-focused integrated health care delivery and management company with nearly three decades of experience providing coordinated, outcomes-based medical care in a cost-effective manner. Through capitation contracts with some of the nation’s leading health plans, as of March 31, 2014, HCP had approximately 795,000 members under its care in southern California, central and south Florida, southern Nevada, central New Mexico and central Arizona. Of these, approximately 292,000 individuals were patients enrolled in Medicare Advantage. The remaining approximately 503,000 individuals were managed care members whose health coverage is provided through their employer or who have individually acquired health coverage directly from a health plan or as a result of their eligibility for Medicaid benefits. In addition to its managed care business, during the twelve months ended March 31, 2014, HCP provided care in all markets, except Arizona, to over 448,000 patients whose health coverage is structured on a fee-for-service (FFS) basis, including patients enrolled through traditional Medicare and Medicaid programs, preferred provider organizations and other third-party payors.

The patients of HCP’s associated physicians, physician groups and independent practice associations (IPAs) benefit from an integrated approach to medical care that places the physician at the center of patient care. As of March 31, 2014, HCP delivered services to its members via a network of over 3,000 associated group and other network primary care physicians, 217 network hospitals, and several thousand associated group and network specialists. Together with hundreds of case managers, registered nurses and other care coordinators, these medical professionals utilize a comprehensive information technology system, sophisticated risk management techniques and clinical protocols to provide high-quality, cost-effective care to HCP’s members.

Ancillary services and strategic initiatives businesses

As of March 31, 2014, our ancillary services and strategic initiatives consisted primarily of pharmacy services, disease management services, vascular access services, ESRD clinical research, physician services, direct primary care and our international dialysis operations. Our ancillary services and strategic initiatives, including our international operations accounted for approximately 8% of our consolidated net revenues for the twelve months ended March 31, 2014, and relate primarily to our core business of providing kidney care services. As of March 31, 2014, we provided dialysis and administrative services to a total of 75 outpatient dialysis centers located in ten countries outside the U.S.

RISK FACTORS

An investment in our debt securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as updated by subsequent annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial condition, results of operations or liquidity could be adversely affected by any of these risks.

The risks and uncertainties we describe are not the only ones we face. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition, results of operations or liquidity could result in a decline in the value of the debt securities and the loss of all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for each of the periods indicated are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes incorporated by reference into this prospectus. See “Where You Can Find More Information.”

	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges (1)	3.12	2.73	3.17	3.39	3.43	3.56

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings for this purpose is defined as pretax income from continuing operations adjusted by adding back fixed charges expensed during the period less pre-tax net income attributable to noncontrolling interests. Fixed charges include debt expense (interest expense and the amortization of deferred financing costs, the amortization of debt discounts and the amortization of interest rate cap agreements), the estimated interest component of rent expense on operating leases, and capitalized interest.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations and will be senior debt securities, which will rank equally with any of our other unsecured senior debt. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior debt securities being offered. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior debt securities, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF GUARANTEES

One or more registrants may issue from time to time guarantees for the benefit of holders of our debt securities. Any such guarantees will, unless otherwise specified in the applicable prospectus supplement, include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

A guarantee will provide that the guarantor unconditionally guarantees the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable debt securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, the guarantors will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through underwriters, dealers or agents; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any direct purchasers or any underwriters, dealers or agents and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Kim M. Rivera, the Company’s Chief Legal Officer, and Sidley Austin LLP, San Francisco, California, special counsel to the Company, will pass upon certain legal matters for us with respect to the securities. Ms. Rivera participates in various employee benefit plans offered by the Company and as of March 31, 2014 beneficially owned or had vested rights to acquire shares of our common stock that represented approximately 0.043% of our total outstanding shares of common stock.

EXPERTS

The consolidated financial statements and financial statement schedule of DaVita HealthCare Partners Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

An estimate of the various expenses in connection with the sale and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

DaVita is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which such person is involved by reason of the fact that he or she is or was a director, officer, employee or agent of such corporation, provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court deems proper.

Article IX, Section 1 of DaVita’s By-Laws provides for indemnification of persons to the fullest extent permitted by the Delaware General Corporation Law.

In accordance with the Delaware General Corporation Law, DaVita’s Certificate of Incorporation, as amended, limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director’s liability to DaVita or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to DaVita or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the federal securities laws.

From time to time, DaVita has entered into and may enter into employment agreements or indemnification agreements pursuant to which DaVita agrees to indemnify some of its directors and officers to the fullest extent authorized by applicable law.

The directors and officers of DaVita and its subsidiaries are insured under certain insurance policies against claims made during the period of the policies against liabilities arising out of claims for certain acts in their capacities as directors and officers of DaVita and its subsidiaries.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by DaVita HealthCare Properties Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Registrants formed under the Arizona Limited Liability Company Act

HealthCare Partners Arizona, LLC is formed under the Arizona Limited Liability Company Act (the “Arizona Statute”). Section 610 of the Arizona Statute provides that companies formed thereunder have the power to indemnify a member, manager, employee, officer or agent or any other person.

Section 10 of the Operating Agreement of HealthCare Partners Arizona, LLC provides that HealthCare Partners Arizona, LLC shall indemnify, defend and hold harmless its member and any person or entity who, with respect to the member, (a) directly or indirectly controls, is controlled by or is under common control with the member; (b) owns or controls 10 percent or more of the outstanding voting securities of the member, (c) is an officer, director, shareholder, partner or member of the member; or (d) if the member is an officer, director, shareholder, partner or member of any entity, the entity for which the member acts in any such capacity. Healthcare Partners Arizona, LLC shall indemnify such individuals and entities to the extent of its assets, for, from and against any liability, damage, cost, expense, loss, claim or judgment incurred by such individuals and entities arising out of any claim based upon acts performed or omitted to be performed by such individuals and entities in connection with the business of HealthCare Partners Arizona, LLC. However, no such individuals or entities shall be indemnified, defended or held harmless for claims based upon acts or omissions in breach of HealthCare Partners Arizona, LLC’s Operating Agreement or which constitute fraud, gross negligence, or willful misconduct. Section 11 of the Operating Agreement of HealthCare Partners Arizona, LLC provides that no such individuals or entities shall be personally liable, responsible, accountable in damages or otherwise to HealthCare Partners Arizona, LLC for any act or omission performed or omitted by such individual or entity in connection with HealthCare Partners Arizona, LLC or its business. The member’s liability for debts and obligations of HealthCare Partners Arizona, LLC shall be limited as set forth in the Arizona Statute or other applicable law.

Registrants incorporated under California Law

DNH Medical Management, Inc., DVA Healthcare Procurement Services, Inc., Northridge Medical Services Group, Inc., THP Services, Inc., Total Renal Care, Inc. and The DaVita Collection, Inc. are incorporated under the laws of the State of California. Section 317 of the General Corporation Law of the state of California (the “California Statute”) provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine and no indemnification shall be made of amounts paid in settling or otherwise disposing of a pending action without court approval or of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Where an agent of a corporation is successful on the merits in defense of any proceeding referred to above, the Corporation must indemnify the agent against expenses actually and reasonably incurred by the agent. Section 307 of the California Statute further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under the California Statute by him or her.

Article IX of DNH Medical Management, Inc.’s Bylaws provides that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such individual, or a person of whom such individual is the legal representative, is or was a director, officer, employee or agent of DNH Medical Management, Inc. or was serving at the request of DNH Medical Management, Inc. as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of DNH Medical Management, Inc., shall be indemnified and held harmless by DNH Medical Management, Inc. to the fullest extent authorized by statutory or decisional law, as amended or interpreted (but only to the extent that such amendment or interpretation permits DNH Medical Management, Inc. to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability and loss reasonably incurred or suffered by such director or officer in connection with such threatened, pending or completed action, suit or proceeding; provided, however, that except as to actions to enforce indemnification rights brought by a claimant, DNH Medical Management, Inc. shall indemnify any person entitled to indemnification who initiated an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors.

Article IV of DVA Healthcare Procurement Services, Inc.’s Bylaws provides that DVA Healthcare Procurement Services, Inc. shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of DVA Healthcare Procurement Services, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Healthcare Procurement Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Healthcare Procurement Services, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Healthcare Procurement Services, Inc. against such officer or director by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Healthcare Procurement Services, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Healthcare Procurement Services, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Healthcare Procurement Services, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Healthcare Procurement Services, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Healthcare Procurement Services, Inc. would have the power to indemnify them.

Article IV the Amended and Related Articles of Incorporation of Northridge Medical Services Group, Inc. provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under the California Statute. Article V provides that Northridge Medical Services Group, Inc. is authorized to indemnify its directors and officers for breach of duty through bylaw provisions or through agreements with directors and officers, or the California Statute. Article VI of the Bylaws of Northridge Medical Services Group, Inc. authorizes Northridge Medical Services Group, Inc. to indemnify its agents to the maximum extent permitted by California law for losses incurred in connection with any proceeding arising by reason of the fact that such person was or is an agent of Northridge Medical Services Group, Inc. Such indemnification may include, without limitation, indemnification of an agent in excess of that expressly permitted by Section 317 of the California Statute, as to action by such agent in an official capacity and as to action in another capacity while holding such office.

Article V of THP Services, Inc.’s Articles of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under the California Statute. THP Services, Inc. is authorized to indemnify its directors and officers through bylaw provisions, agreements with directors and officers, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under the California Statute. Such indemnification may include, without limitation, indemnification of an agent in excess of that expressly permitted by Section 317 of the California Statute, as to action by such agent in an official capacity and as to action in another capacity while holding such office.

Article VI of the Bylaws of Northridge Medical Services Group, Inc. and THP Services, Inc. each provides that such entity is authorized, but not obligated, to indemnify its directors and officers to the fullest extent permitted under the California Statute against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such director or officer is or was an agent of each such respective entity. Such indemnification may include the indemnification of the director and officer in excess of that expressly permitted by the California Statute. Additionally, such indemnification that may be authorized by each such respective entity shall not be deemed to be exclusive of any rights to which directors and officers seeking indemnification may be entitled under the California Statute, any other bylaw, agreement vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Furthermore, each such entity may authorize the purchase and maintenance of insurance on behalf of its directors and officers against any liability asserted against or incurred by such director or officer in such capacity arising out of the director or officer’s status as an agent of each such respective entity.

Article 5 of Total Renal Care, Inc.’s Bylaws provides that Total Renal Care, Inc. shall cause all members of its Governing Board to be included as insured persons under certain insurance policies.

Article VI of The DaVita Collection, Inc.’s Bylaws provides that The DaVita Collection, Inc. shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status against all liability and loss suffered and expenses reasonably incurred by such officer or director, and that The DaVita Collection, Inc. shall indemnify each director or officer in connection with a proceeding (or part thereof) initiated by such director or officer only if the commencement of such proceeding (or part thereof) by director or officer was authorized in the specific case by the Board of Directors of The DaVita Collection, Inc. Article VI of the Bylaws also provides that to the fullest extent not prohibited by applicable law, The DaVita Collection, Inc. shall pay the expenses incurred by such director or officer in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to be indemnified under Article VI or otherwise.

Registrants formed under the California LLC Statute

HealthCare Partners ASC-LB, LLC, HealthCare Partners Holdings, LLC, and HealthCare Partners, LLC are each a limited liability company formed under the California LLC Statute (the “California LLC Statute”). Section 17704.08 of the California Statute provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may reimburse for any payment made and indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed liability company in the course of the member’s or manager’s activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation or other liability, the member or manager complied with the fiduciary duties of loyalty and care that a member owes to a member-managed limited liability company and the other members of the limited liability company.

Section 6.6 of the Amended and Restated Operating Agreement, as amended, of HealthCare Partners ASC-LB, LLC provides that its managers and officers shall not be personally liable in any manner for any debt, obligation or liability of HealthCare Partners ASC-LB, LLC. Section 8 of the Amended and Restated Operating Agreement, as amended, of HealthCare Partners ASC-LB, LLC generally provides that HealthCare Partners ASC-LB, LLC shall indemnify and hold harmless its members, managers and officers and their respective employees, agents, officers, directors and representatives to the fullest extent permitted under the California LLC Statute.

Article 6 of the Articles of Organization and Section 19.3 of the Second Amended and Restated Operating Agreement of HealthCare Partners Holdings, LLC provides that HealthCare Partners Holdings, LLC shall indemnify to the fullest extent permitted by the California LLC Statute any individual who is entitled to indemnification under the California LLC Statute who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such individual is or was a member, employee or other agent of HealthCare Partners Holdings, LLC or that, being or having been such member, employee or agent, such individual is or was serving at the request of HealthCare Partners Holdings, LLC as an employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise. HealthCare Partners Holdings, LLC’s Second Amended and Restated Operating Agreement further provides that except in actions to enforce indemnification rights brought by claimants, HealthCare Partners Holdings, LLC shall indemnify any person entitled to indemnification who initiated an action, suit or proceeding only if such action, suit or proceeding, if not initiated by the manager, was authorized by the manager, or, if an action, suit or proceeding is initiated by the manager, is authorized by the board of directors.

Article 12.1 of the Articles of Organization of HealthCare Partners, LLC provides that HealthCare Partners, LLC shall indemnify to the fullest extent permitted by the California LLC Statute any individual who is entitled to indemnification under the California LLC Statute who was or is a party to any proceeding by reason of the fact that such individual is or was a member, employee or other agent of HealthCare Partners, LLC or that, being or having been such member, employee or agent, such individual is or was serving at the request of HealthCare Partners, LLC as an employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise. Section 9 of the Operating Agreement of HealthCare Partners, LLC, as amended, provides that its members and managers shall not be obligated personally for its debt, obligation, or liability solely by reason of being a member or manager of HealthCare Partners, LLC.

Registrants incorporated under Delaware Law

Arizona Integrated Physicians, Inc., Dialysis Holdings, Inc., DaVita HealthCare Partners Plan, Inc., JSA Healthcare Corporation, JSA Holdings, Inc., Physicians Dialysis Acquisitions, Inc., Physicians Dialysis, Inc., Physicians Dialysis Ventures, Inc., Renal Life Link, Inc., Renal Treatment Centers, Inc., Renal Treatment Centers—California, Inc., Renal Treatment Centers—Hawaii, Inc., Renal Treatment Centers—Illinois, Inc., Renal Treatment Centers—Mid-Atlantic, Inc., Renal Treatment Centers—Northeast, Inc., Renal Treatment Centers—West, Inc., RMS Lifeline, Inc., TRC West, Inc., and Total Renal Research, Inc. are incorporated under the laws of the state of Delaware.

Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Where an officer or director is successful, on the merits or otherwise, in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would have the power to indemnify such person under the Delaware Statute.

Article VII of the Amended and Restated Certificate of Incorporation of Arizona Integrated Physicians, Inc. provides that directors and former directors shall not be personally liable to Arizona Integrated Physicians, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware Statute. However, such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Statute, or (iv) for any transaction from which the director derived an improper benefit.

Article VI of the Amended and Restated Certificate of Incorporation of Dialysis Holdings, Inc. provides that Dialysis Holdings, Inc. shall indemnify any person who was or is a party or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such individual is or was a director, officer, employee or agent of Dialysis Holdings, Inc. or is or was serving at the request of Dialysis Holdings, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines and amounts paid in settlement if such individual acted in good faith and in a manner such individual reasonably believe to be in, or not opposed to, the best interests of Dialysis Holdings, Inc. With respect to any criminal action or proceeding, such individual must have had no reasonable cause to believe his or her conduct was unlawful. Article VI further authorizes Dialysis Holdings, Inc. to purchase and maintain insurance on behalf of such individuals.

Article V of the Bylaws of DaVita HealthCare Partners Plan, Inc. generally provides for indemnification of directors, officers, employees or agents to the fullest extent permitted under the Delaware Statute. Notwithstanding the preceding sentence however, such persons will only be indemnified in connection with a proceeding they initiate if the proceeding was authorized specifically by the board of directors of DaVita HealthCare Partners Plan, Inc. Additionally, the obligation of DaVita HealthCare Partners Plan, Inc., if any, to indemnify any such person who was serving at the request of DaVita HealthCare Partners Plan, Inc. as a director, officer, employee or agent of another entity shall be reduced by any amount such person may collect as indemnification from such other entity.

Article V of the Amended and Restated Bylaws and Article Seventh of the Certificate of Incorporation of both JSA Healthcare Corporation and JSA Holdings, Inc. generally provide for indemnification of such entity’s directors, officers, employees or agents to the fullest extent permitted under the Delaware Statute. However, notwithstanding the preceding sentence, such persons will only be indemnified in connection with a proceeding they initiate if the proceeding was authorized specifically by the board of directors of such entity.

Article IV of the Bylaws of Dialysis Holdings, Inc. provides that it shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of Dialysis Holdings, Inc.) against all expenses, judgments or fines reasonably incurred if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of Dialysis Holdings, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that Dialysis Holdings, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of Dialysis Holdings, Inc. against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of Dialysis Holdings, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to Dialysis Holdings, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without such Dialysis Holdings, Inc.’s consent and related expenses. The Bylaws also provide that Dialysis Holdings, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not Dialysis Holdings, Inc. would have the power to indemnify them.

Article 10 of the Bylaws of each of Physicians Dialysis Acquisitions, Inc. and Physicians Dialysis Ventures, Inc. provides that such entity may indemnify its directors, officers and any other employees, fiduciaries or agents to the fullest extent permitted by the Delaware Statute. Such entity may also indemnify any person for any act or omission of such person that is determined to have been in good faith and in a manner believed to be in, or not opposed to, such entity’s best interest. Article 10 of the Bylaws of each of Physicians Dialysis Acquisitions, Inc. and Physicians Dialysis Ventures, Inc. also provides that such entity may purchase and maintain certain insurance policies for its directors, officers, employees and agents.

The Seventh Article of the Certificate of Incorporation of Physicians Dialysis, Inc. provides that Physicians Dialysis, Inc. will indemnify its directors, officers and other employees, fiduciaries or agents to the fullest extent permitted by the Delaware Statute. The Eighth Article of the Certificate of Incorporation provides that its directors will not be personally liable to Physicians Dialysis, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

Article XI of the Certificate of Incorporation of Renal Life Link, Inc. provides that Renal Life Link, Inc. shall indemnify its directors and officers to the full extent permitted under Section 145 of the Delaware Statute.

The Seventh Article of the Certificate of Incorporation provides that its directors will not be personally liable to Renal Treatment Centers, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute. The Eighth Article of the Certificate of Incorporation of Renal Treatment Centers, Inc. provides that Renal Treatment Centers, Inc. shall indemnify its directors and officers to the fullest extent permitted by the Delaware Statute.

The Fifth Article of the Certificate of Incorporation of each of Renal Treatment Centers—California, Inc., Renal Treatment Centers—Hawaii, Inc., Renal Treatment Centers—Illinois, Inc., Renal Treatment Centers—Mid-Atlantic, Inc., Renal Treatment Centers—Northeast, Inc. and Renal Treatment Centers—West, Inc. provides that each such entity shall indemnify any persons it has the power to indemnify under the Delaware Statute to the fullest extent permitted by the Delaware Statute. The Ninth Article of the Certificate of Incorporation provides that such entity’s directors will not be personally liable to the entity or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

The Seventh Article of the Certificate of Incorporation of RMS Lifeline, Inc. provides that RMS Lifeline, Inc. shall indemnify its directors and officers to the fullest extent permitted by the Delaware Statute. The Eighth Article of the Certificate of Incorporation provides that its directors will not be personally liable to RMS Lifeline, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

The Ninth Article of the Certificate of Incorporation of TRC West, Inc. provides that TRC West, Inc. shall indemnify any person it has the power to indemnify under the Delaware Statute to the fullest extent permitted by the Delaware Statute. TRC West, Inc.’s Bylaws provide that TRC West, Inc. may indemnify its directors, officers and any other employees, or agents to the fullest extent permitted by the Delaware Statute. The Tenth Article of the Certificate of Incorporation provides that its directors will not be personally liable to TRC West, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

Article 6 of the Bylaws of Total Renal Research, Inc. provides that Total Renal Research, Inc. may indemnify its directors, officers and any other employees, fiduciaries or agents to the fullest extent permitted by the Delaware Statute.

Registrants formed under the Delaware Limited Liability Company Act

ABQ Health Partners, LLC, Alamosa Dialysis, LLC, DaVita—West, LLC, DaVita Rx, LLC, DNP Management Company, LLC, Fort Dialysis, LLC, Greenspoint Dialysis, LLC, Hills Dialysis, LLC, Kidney Care Services, LLC, Las Vegas Solari Hospice Care, LLC, Maple Grove Dialysis, LLC, North Atlanta Dialysis Center, LLC, North Colorado Springs Dialysis, LLC, Palo Dialysis, LLC, Patient Pathways, LLC, Physicians Choice Dialysis, LLC, Physicians Choice Dialysis of Alabama, LLC, Physicians Management, LLC, Rocky Mountain Dialysis Services, LLC, Sierra Rose Dialysis Center, LLC, Southwest Atlanta Dialysis Centers, LLC, Tree City Dialysis, LLC, VillageHealth DM, LLC, and Westview Dialysis, LLC are each a limited liability company formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 9.4 of the operating agreement of ABQ Health Partners, LLC provides that the member shall not be personally liable for the return of capital or any contributions to ABQ Health Partners, LLC. ABQ Health Partners, LLC shall indemnify and hold harmless to the full extent permitted by law, the member from any loss or damage incurred by such member or by ABQ Health Partners, LLC in connection with the business of ABQ Health Partners, LLC, including the costs and reasonable attorneys’ fees and any amounts expended in the settlements of any claims of loss or damage. The member shall not have any liability to ABQ Health Partners, LLC if, upon audit, the Internal Revenue Service disallows any deductions or allocations taken by ABQ Health Partners, LLC or determines that ABQ Health Partners, LLC should be taxed as an association taxable as a corporation.

Section 5.04 of the Operating Agreements of Alamosa Dialysis, LLC, Fort Dialysis, LLC, Greenspoint Dialysis, LLC, Hills Dialysis, LLC, Maple Grove Dialysis, LLC, North Colorado Springs Dialysis, LLC, Palo Dialysis, LLC and Tree City Dialysis, LLC provide that each such entity shall indemnify the manager, officers, employees and agents thereof for losses they incur in connection with the business of such entity, provided such manager, officer, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to the best interests such entity, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

Article 5.04 of the operating agreement of each of DaVita—West, LLC, Patient Pathways, LLC, Physicians Choice Dialysis, LLC, Physicians Choice Dialysis of Alabama, LLC, and Physicians Management, LLC provides that, except as otherwise provided by law, such entity shall indemnify its officers, agents and employees according to the same policies which its member maintains for its own similarly situated officers, agents and employees.

Article 9.4 of the operating agreement of DaVita Rx, LLC and Section 10.2 of the operating agreement of DNP Management Company, LLC each provides that to the fullest extent permitted by law each manager and member shall be entitled to indemnification from such entity for acts or omissions made in good faith on behalf of such entity and in a manner reasonably believed to be within the scope of authority granted to such person under the operating agreement, except that no person is entitled to indemnification in respect of any loss incurred by reason of his or her gross negligence, fraud or willful misconduct. Article 9.4 of the operating agreement of DaVita Rx, LLC and Section 10.2 of the operating agreement of DNP Management Company, LLC each further provides that such entity may purchase and maintain insurance on commercially reasonably terms, to the extent and in such amounts as the manager shall, in its sole discretion, deem reasonable, on behalf of the managers and members against liability that may be incurred in connection with the activities of such entity or such indemnity.

Article 10 of the Amended and Restated Operating Agreement of Las Vegas Solari Hospice Care, LLC generally provides that members and officers shall not be liable for any loss, damage or misfortune whatsoever which may occur in the execution of their duties as members or officers, unless the same occurs through the member’s or officer’s own willful neglect or default.

Section 9.4 of the operating agreement of each of Kidney Care Services, LLC, Sierra Rose Dialysis Center, LLC and Southwest Atlanta Dialysis Centers, LLC provides that such entity shall indemnify its manager and member to the fullest extent permitted by the Delaware Limited Liability Company Act.

Section 9.5 of the Operating Agreement of North Atlanta Dialysis Center, LLC states that no member shall be personally liable to any other member for the return of capital or contributions, and no member shall be liable to another member if, upon audit, the Internal Revenue Service disallows any deductions or allocations taken by North Atlanta Dialysis Center, LLC or determines that North Atlanta Dialysis Center, LLC should be taxed as an association taxable as a corporation. Additionally, no member or manager shall be liable to North Atlanta Dialysis Center, LLC, or any member, for loss incurred by reason of acts or omissions in good faith on behalf of North Atlanta Dialysis Center, LLC. Section 9.5 also provides for indemnification of each member or manager by North Atlanta Dialysis Center, LLC to the fullest extent permitted by applicable law for loss incurred by reason of acts or omissions in good faith on behalf of North Atlanta Dialysis Center, LLC and that were reasonably believed to be within the scope of authority conferred by the Operating Agreement North Atlanta Dialysis Center, LLC, except for losses incurred due to gross negligence, fraud or willful misconduct by such member or manager.

Section 9.5 of the operating agreement of Rocky Mountain Dialysis Services, LLC provides that to the fullest extent permitted by law each manager and member shall be entitled to indemnification from Rocky Mountain Dialysis Services, LLC for acts or omissions made in good faith on behalf of Rocky Mountain Dialysis Services, LLC and in a manner reasonably believed to be within the scope of authority granted to such person under the operating agreement, except that no person is entitled to indemnification in respect of any loss incurred by reason of his or her gross negligence, fraud or willful misconduct. Section 9.5 of the operating agreement also provides that Rocky Mountain Dialysis Services, LLC may purchase and maintain insurance on behalf of the managers and members against liability that may be incurred in connection with the activities of Rocky Mountain Dialysis Services, LLC or such indemnity. Pursuant to the management services agreement between DaVita HealthCare Partners Inc. and Rocky Mountain Dialysis Services, LLC, Rocky Mountain Dialysis Services, LLC has agreed to indemnify DaVita HealthCare Partners Inc. and its affiliates and their respective officers, employees and shareholders from any liability arising out of the ownership or operation of the business or breach of the management services agreement.

Section 9.4 of the operating agreement of VillageHealth DM, LLC provides that the member shall not be personally liable for the return of capital or any contributions to VillageHealth DM, LLC; provided, however, that upon dissolution (or at such earlier time as determined by the member) the member shall be liable to VillageHealth DM, LLC to contribute thereto the amount of any negative or debit balances in their capital accounts, if any. VillageHealth DM, LLC shall indemnify and hold harmless to the full extent permitted by law, the member from any loss or damage incurred by such member or by VillageHealth DM, LLC in connection with the business of VillageHealth DM, LLC, including the costs and reasonable attorneys’ fees and any amounts expended in the settlements of any claims of loss or damage. The member shall not have any liability to VillageHealth DM, LLC if, upon audit, the Internal Revenue Service disallows any deductions or allocations taken by VillageHealth DM, LLC or determines that VillageHealth DM, LLC should be taxed as an association taxable as a corporation.

Registrants formed under the Delaware Revised Uniform Limited Partnership Act

Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership, Renal Treatment Centers—Southeast, LP, and Total Renal Care Texas Limited Partnership are each a limited partnership formed under the laws of the state of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

Section 4.6 of the partnership agreement of Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership provides that such partnership shall indemnify its general partner and its affiliates, provided that the claims giving rise to the indemnification were not the result of gross negligence or willful misconduct on the part of such general partner or affiliate.

Section 2.5 of the Agreements of Limited Partnership of Renal Treatment Centers—Southeast, LP and Total Renal Care Texas Limited Partnership state that the limited partner shall not be liable for any liabilities of, or required to lend funds to, each such entity. Except as provided by the Delaware Revised Uniform Limited Partnership Act, a limited partner’s liability shall be limited to the amount of such limited partner’s capital contribution. No general partner shall have any personal liability for the repayment of the capital contribution of any partner.

Registrants incorporated under Florida Law

DVA Laboratory Services, Inc., Total Acute Kidney Care, Inc., Total Renal Laboratories, Inc. and Flamingo Park Kidney Center, Inc. are incorporated under the laws of the state of Florida. Section 850 of the Florida Business Corporation Act (the “Florida Statute”) provides that a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 850 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Where a director, officer, employee, or agent of a corporation is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him or her against expenses actually and reasonably incurred.

However, a Florida corporation is not permitted to indemnify any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 834 of the Florida Statute are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 850 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the Florida Statute.

Article XI of the certificate of incorporation of DVA Laboratory Services, Inc. provides that DVA Laboratory Services, Inc. shall indemnify any director and any officer who is also a director to the fullest extent permitted by the Florida Statute. It also provides that the board of directors has sole discretion with respect to indemnifying any officer who is not a director, except as prohibited by the Florida Statute. Article IV of DVA Laboratory Services, Inc.’s Bylaws provides that DVA Laboratory Services, Inc. shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of DVA Laboratory Services, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Laboratory Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Laboratory Services, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Laboratory Services, Inc. against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Laboratory Services, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Laboratory Services, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Laboratory Services, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Laboratory Services, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Laboratory Services, Inc. would have the power to indemnify them.

Article IX of the Bylaws of Total Acute Kidney Care, Inc. provide that Total Acute Kidney Care, Inc. shall indemnify each director, officer, employee or agent to the extent permitted by Section 14 of the Florida Statute, except against gross negligence or willful misconduct. Article IX of the Bylaws of Total Acute Kidney Care, Inc. also provide that it may maintain insurance for indemnification of any person to the extent permitted in Section 14 of the Florida Statute.

Article X of the Articles of Incorporation of Flamingo Park Kidney Center, Inc. provides that Flamingo Park Kidney Center, Inc. shall indemnify each officer or director the fullest extent permitted by law. Article IX of the Bylaws of Flamingo Park Kidney Center, Inc. provides that it shall indemnify any director, officer, employee or agent to the fullest extent permitted by law, except against gross negligence or willful misconduct.

Registrants formed under the Florida Limited Liability Company Act

HealthCare Partners South Florida, LLC and JSA Care Partners, LLC are each a limited liability company formed under the Florida Limited Liability Company Act (the “Florida LLC Statute”). Section 608.4229 of the Florida LLC Statute provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, and except with respect to certain criminal or improper acts and unlawful distributions, a limited liability company may, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 5.8 of the Operating Agreement of HealthCare Partners South Florida, LLC provides that HealthCare Partners South Florida, LLC shall indemnify its member, manager, employees and agents to the fullest extent permitted by the Florida LLC Statute. Additionally, the manager and officers of HealthCare Partners South Florida, LLC shall not be liable to HealthCare Partners South Florida, LLC (or to its member) for any loss or damage sustained by HealthCare Partners South Florida, LLC, unless the result of fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law.

Section 8 of the Operating Agreement of JSA Care Partners, LLC provides that JSA Care Partners, LLC shall indemnify its members and officers to the fullest extent permitted by the Florida LLC Statute. Additionally, Section 6.2 provides that the members and officers of JSA Care Partners, LLC shall not be liable to JSA Care Partners, LLC (or to any member) for any loss or damage sustained by of JSA Care Partners, LLC, unless the result of fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law. Section 1.7 provides that no member or manager shall be personally obligated for debts, obligation or liabilities of JSA Care Partners, LLC solely by reason of being a member or manager.

Registrant incorporated under Georgia Law

Elberton Dialysis Facility, Inc. is incorporated under the laws of the state of Georgia. Section 851 of the Georgia Business Corporation Code (the “Georgia Statute”) provides that a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (a) such individual conducted himself or herself in good faith; and (b) such individual reasonably believed: (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (ii) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. A Georgia corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the Georgia Statute; or (b) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Where a director is successful, on the merits or otherwise, in the defense of any proceeding referred to above, the Corporation must indemnify him or her against reasonable expenses incurred by the director. Section 857 further authorizes a Georgia corporation to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. In addition, Section 858 of the Georgia Statute authorizes a Georgia corporation to purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in such capacity or arising from his or her status as such, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under the Georgia Statute.

Article V of the Bylaws of Elberton Dialysis Facility, Inc. provides that Elberton Dialysis Facility, Inc. shall indemnify its directors, officers, employees or agents to the fullest extent permitted by law. Article V of the Bylaws of Elberton Dialysis Facility, Inc. also provide that it may purchase and maintain insurance policies which insure its directors, officers, employees or agents against certain liabilities.

Registrant formed under the Georgia Limited Liability Company Act

Nephrology Medical Associates of Georgia, LLC is a limited liability company formed under the laws of the state of Georgia. Section 306 of the Georgia Limited Liability Company Act (“GLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in the articles of organization or a written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for any liability that may not be eliminated or limited by the articles of organization or a written operating agreement by reason of Section 305, Division (4)(A)(i) or (ii) of the GLLCA which provides that, to the extent that a member or manager has duties (including fiduciary duties) and liabilities relating thereto to a limited liability company or to another member or manager, the member’s or manager’s duties and liabilities may be expanded, restricted, or eliminated by provisions in the articles of organization or a written operating agreement; provided, however, that no such provision shall eliminate or limit the liability of a member or manager (i) for intentional misconduct or a knowing violation of law, or (ii) for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement.

Section 9.5 of the Operating Agreement of Nephrology Medical Associates of Georgia, LLC provides that Nephrology Medical Associates of Georgia, LLC shall indemnify its manager and its member to the fullest extent permitted by law.

Registrant incorporated under Illinois Law

Lincoln Park Dialysis Services, Inc. is incorporated under the laws of the state of Illinois. Section 8.75 of the Business Corporation Act of 1983 of the state of Illinois (the “Illinois Statute”) provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.75 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where a present or former director, officer or employee of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, the corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person.

Section 8.75 of the Illinois Statute further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Illinois Statute.

Article XI of the Bylaws of Lincoln Park Dialysis Services, Inc. provides that Lincoln Park Dialysis Services, Inc. shall indemnify its directors or officers, except against any negligent or wrongful acts.

Registrant formed under the Indiana Business Flexibility Act

TRC—Indiana, LLC is a limited liability company formed under the laws of the state of Indiana. Chapter 4, Section 4 of the Indiana Business Flexibility Act provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Section 10.1 of the Operating Agreement of TRC—Indiana, LLC provides that TRC—Indiana, LLC shall indemnify its manager and its members to the fullest extent permitted by law.

Registrants incorporated under Maryland Law

Carroll County Dialysis Facility, Inc., DVA Healthcare of Maryland, Inc. and Mason-Dixon Dialysis Facilities, Inc. are incorporated under the laws of the state of Maryland. Section 2-418 of the Maryland General Corporation Law (the “Maryland Statute”) provides that a Maryland corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (a) the act or omission of the director was material to the matter giving rise to the proceeding; and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. However, unless limited by the charter, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. A Maryland corporation is not permitted to indemnify a director in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. However, if a court of appropriate jurisdiction shall determine upon application that, the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth above or has been adjudged liable, then the court may order such indemnification as the court shall deem proper; however, indemnification with respect to any such proceeding shall be limited to expenses. Where a director is successful, on the merits or otherwise, in the defense of any proceeding referred to above, unless limited by the charter, the corporation must indemnify him or her against reasonable expenses incurred by such director. The Maryland Statute further authorizes a Maryland corporation to indemnify an officer, employee or agent of the corporation to the same extent as a director.

In addition, Section 2-418 of the Maryland Statute authorizes a Maryland corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the Maryland Statute.

The Eleventh Article of the Articles of Incorporation of Mason-Dixon Dialysis Facilities, Inc. provides that Mason-Dixon Dialysis Facilities, Inc. may indemnify its directors, officers, employees or agents to the fullest extent permitted by Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland. The Ninth Article of the Articles of Incorporation provides that its directors and officers will not be personally liable to Mason-Dixon Dialysis Facilities, Inc. or its stockholders for monetary damages except if the director or officer received an improper benefit or profit or if the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty material to the cause of action.

Article IV of DVA Healthcare of Maryland, Inc.’s Bylaws provides that DVA Healthcare of Maryland, Inc. shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of DVA Healthcare of Maryland, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Maryland, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Healthcare of Maryland, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Healthcare of Maryland, Inc. against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Maryland, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Healthcare of Maryland, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Healthcare of Maryland, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Healthcare of Maryland, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Healthcare of Maryland, Inc. would have the power to indemnify them.

Registrant incorporated under Massachusetts Law

DVA Healthcare of Massachusetts, Inc. is incorporated under the laws of the State of Massachusetts. Section 8.51 of the Massachusetts Business Corporation Act (the “Massachusetts Statute”) permits a corporation to indemnify a director of the corporation against liability in such capacity if the director (i) conducted himself in good faith, (ii) reasonably believed his conduct was in, or at least not opposed to, the best interests of the corporation, and (iii) in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. Section 8.51 of the Massachusetts Statute also allows for indemnification of a director if the liability in question was eliminated by the corporation’s articles of organization pursuant to Section 2.02(b)(4) of the Massachusetts Statute. Section 8.52 of the Massachusetts Statute requires a corporation to indemnify a director who was wholly successful on the merits or otherwise in the defense of any proceeding to which such director was a party because he was a director of the corporation. Section 8.56 of the Massachusetts Statute permits a corporation to indemnify an officer of the corporation to the same extent as a director, and if such officer is not a director of the corporation, to such further extent as may be provided in the corporation’s articles of organization, Bylaws, board resolution or contract provided that the officer may not be indemnified for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 of the Massachusetts Statute requires that a corporation indemnify an officer of the corporation who was wholly successful on the merits or otherwise in the defense of any proceeding to which such officer was a party because he or she was an officer of the corporation. Section 8.57 of the Massachusetts Statute permits a corporation to purchase and maintain insurance on behalf of the corporation’s directors and officers against liability asserted against them in such capacity, whether or not the corporation would have power to indemnify them against such liability.

Article IV of DVA Healthcare of Massachusetts, Inc.’s Bylaws provides that DVA Healthcare of Massachusetts, Inc. shall indemnify each director or officer in any proceeding brought against such officer or director by reason of such status (other than an action by or in the right of DVA Healthcare of Massachusetts, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Massachusetts, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Healthcare of Massachusetts, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Healthcare of Massachusetts, Inc. against such officer or director by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Massachusetts, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Healthcare of Massachusetts, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Healthcare of Massachusetts, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Healthcare of Massachusetts, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Healthcare of Massachusetts, Inc. would have the power to indemnify them.

Registrant incorporated under Michigan Law

Downriver Centers, Inc. is incorporated under the laws of the State of Michigan. Section 561 of the Business Corporation Act of the state of Michigan (the “Michigan Statute”) provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Section 562 further provides that a corporation similarly may indemnify such person serving in any such capacity who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The corporation is not permitted to indemnify a person for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in the Michigan Statute. Where a director or officer of a corporation is successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above, the corporation must indemnify him or her against actual and reasonable expenses incurred, including attorneys’ fees.

Section 567 of the Michigan Statute further authorizes a Michigan corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the Michigan Statute.

Article XI of the Bylaws of Downriver Centers, Inc. provides that Downriver Centers, Inc. shall indemnify any director, officer, partner, trustee, employee or agent if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Downriver Centers, Inc. or its shareholders, and with respect to any criminal action or proceeding, if the person has no reasonable cause to believe the conduct was unlawful.

Registrant incorporated under Nevada Law

DVA Healthcare Renal Care, Inc. is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes (the “Nevada Statute”) permits a corporation to indemnify any person in any proceeding (except an action by or in the right of the corporation) by reason of being a director or officer of the corporation for expenses, judgments, fines and amounts paid in settlement reasonably incurred. A corporation may indemnify any person in any action by or in the right of the corporation to procure a judgment in its favor by reason of being a director or officer of the corporation for expenses, including amounts paid in settlement and attorneys’ fees reasonably incurred, except that indemnification may not be made for any matter as to which such a person has been finally adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be eligible for indemnification, the person to be indemnified must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 78.7502 of the Nevada Statute also provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the corporation against expenses reasonably incurred. Section 78.752 of the Nevada Statute permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation’s directors and officers for any liability and expenses incurred by them in such capacity, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Article IV of the Bylaws of DVA Healthcare Renal Care, Inc. provides that DVA Healthcare Renal Care, Inc. shall indemnify each director or officer in any proceeding brought against such officer or director by reason of such status (other than an action by or in the right of DVA Healthcare Renal Care, Inc.) against all expenses, judgments or fines reasonably incurred if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Healthcare Renal Care, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Healthcare Renal Care, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of such entity against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Healthcare Renal Care, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to such entity unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Healthcare Renal Care, Inc.’s consent and related expenses. The Bylaws also provide that DVA Healthcare Renal Care, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against such persons in such capacity whether or not DVA Healthcare Renal Care, Inc. would have the power to indemnify them.

Registrants formed under the Nevada Limited Liability Company Act

HealthCare Partners Nevada, LLC, JSA Healthcare Nevada, L.L.C. and JSA P5 Nevada, L.L.C. are each a limited liability company formed under the Nevada Limited Liability Company Act (the “Nevada LLC Statute”). Section 411 of the Nevada LLC Statute provides that a limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited-liability company, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. The Nevada LLC Statute further provides in Section 411 that a limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 9.4 of the Operating Agreement of JSA Healthcare Nevada, L.L.C. provides that JSA Healthcare Nevada, L.L.C. shall indemnify and hold harmless the manager to the full extent permitted by law from any loss or damage it incurs in connection with the with the business of JSA Healthcare Nevada, L.L.C., including costs and reasonable attorneys’ fees and any amounts expended in the settlements of any claims of loss or damage. The manager shall not have any liability to JSA Healthcare Nevada, L.L.C. if, upon audit, the Internal Revenue Service disallows any deductions or allocations taken by JSA Healthcare Nevada, L.L.C. or determines that JSA Healthcare Nevada, L.L.C. should be taxed as an association taxable as a corporation.

Section 9.4 of the Operating Agreement of JSA P5 Nevada, L.L.C. provides that JSA P5 Nevada, L.L.C. shall indemnify and hold harmless the member to the full extent permitted by law from any loss or damage it incurs in connection with the with the business of JSA P5 Nevada, L.L.C., including costs and reasonable attorneys’ fees and any amounts expended in the settlements of any claims of loss or damage. The member shall not have any liability to JSA P5 Nevada, L.L.C. if, upon audit, the Internal Revenue Service disallows any deductions or allocations taken by JSA P5 Nevada, L.L.C. or determines that JSA P5 Nevada, L.L.C. should be taxed as an association taxable as a corporation.

Registrants formed under the New Mexico Limited Liability Company Act

Medical Group Holding Company, LLC is a limited liability company formed under the New Mexico Limited Liability Company Act (the “New Mexico LLC Statute”). Section 18 of the New Mexico LLC Statute provides that the articles of organization or an operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he is or was a member or manager and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding.

Registrant incorporated under New Jersey Law

Shining Star Dialysis, Inc. is incorporated under the laws of the State of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act (the “New Jersey Statute”) provides that a New Jersey corporation shall have the power to indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation or the legal representative of any such director, officer, trustee, employee or agent) against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in the preceding paragraphs. Section 14A:3-5 of the New Jersey Statute further provides that a New Jersey corporation shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been a corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of New Jersey or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court of New Jersey or such other court shall deem proper.

Section 14A:3-5 of the New Jersey Statute further provides that a New Jersey corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceedings referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein. Further, expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified under the New Jersey Statute. Section 14A:3-5 of the New Jersey Statute also authorizes a New Jersey corporation to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of Section 14A:3-5.

Article V of Shining Star Dialysis, Inc.’s Bylaws provides that Shining Star Dialysis, Inc. shall indemnify any director, and may indemnify any officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of Shining Star Dialysis, Inc., or is or was serving at the request of Shining Star Dialysis, Inc. as a director of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Shining Star Dialysis, Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Article V of the Bylaws further provides that unless otherwise prohibited by law, Shining Star Dialysis, Inc. may indemnify such director even if such director did not meet all of the standards specified in the preceding sentence.

Registrants formed under the New Jersey Limited Liability Company Act

Freehold Artificial Kidney Center, L.L.C. and Neptune Artificial Kidney Center, L.L.C. are limited liability companies organized under the laws of the State of New Jersey. Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 5.1 of the operating agreement of each of Freehold Artificial Kidney Center, L.L.C. and Neptune Artificial Kidney Center, L.L.C. provides that such entity and each of its members shall indemnify and hold harmless such entity and, to the extent damaged apart from such entity, the other members, from and against all costs, expenses, liabilities, damages, claims, demands, actions, suits and proceedings which shall arise by virtue of the member’s alleged actions or omissions. However, this provision does not apply to any alleged acts or omissions by a member arising out of or in connection with the member’s activities on behalf of the entity other than acts involving willful or malicious conduct or gross negligence.

Registrants incorporated under New York Law

DaVita of New York, Inc., DVA of New York, Inc., Knickerbocker Dialysis, Inc., Liberty RC, Inc. and TRC of New York, Inc. are incorporated under the laws of the state of New York. Section 722 of the Business Corporation Law of the State of New York (the “New York Statute”) provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that such person, such person’s testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such person’s conduct was unlawful. Section 722 further provides that a corporation similarly may indemnify any such person serving in any such capacity made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 726 of the New York Statute further authorizes a New York corporation to purchase and maintain insurance: (a) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and (b) to indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of the New York Statute, and (c) to indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the New York Statute provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

Article V of DaVita of New York, Inc.’s Bylaws provides that DaVita of New York, Inc. shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding, including any action by or in the right of DaVita of New York, Inc., by reason of the fact that he, his testator or intestate, a) is or was a director or officer of DaVita of New York, Inc., or b) if a director or officer of DaVita of New York, Inc., is serving or served in any capacity, at the request of DaVita of New York, Inc., any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or c) if not a director or officer of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against all judgments, fines, penalties, amounts paid in settlement that was consented to by DaVita of New York, Inc. and reasonable expenses (including attorneys’ fees and costs of investigation incurred by such indemnified person) with respect to any such threatened or actual action or proceeding, and any appeal therein, if x) acts of such person which were material to the cause of action so adjudicated or otherwise disposed of were not committed in bad faith or were not the result of active and deliberate dishonesty, and y) such person did not personally gain in fact a financial profit or other advantage to which he was not legally entitled to. Article V of the Bylaws also provides that DaVita of New York, Inc. may, but need not, maintain insurance insuring DaVita of New York, Inc. or persons entitled to indemnification under Article V of the Bylaws for liabilities against which they are entitled to indemnification or insuring such persons for liabilities against which they are not entitled to indemnification under Article V.

Paragraph 7 of the Certificate of Incorporation of DVA of New York, Inc. provides that DVA of New York, Inc. shall indemnify its directors and officers to the full extent permitted by law. Article IV of DVA of New York, Inc.’s Bylaws provides that DVA of New York, Inc. shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of DVA of New York, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA of New York, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA of New York, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA of New York, Inc. against such officer or director by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA of New York, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA of New York, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA of New York, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA of New York, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA of New York, Inc. would have the power to indemnify them.

Article VI of the Bylaws of each of Knickerbocker Dialysis, Inc. and Liberty RC, Inc. provides that such entity shall indemnify, to the fullest extent permitted by applicable law, any person made, or threatened to be made, a party to an action or proceeding (other than one by, or in the right of, such indemnifying entity), including an action by, or in the right of, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of such entity served in any capacity at the request of such entity, by reason of the fact that such person was a director or officer of such entity, or served such other enterprises in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, only if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or, in the case of service for any other enterprises, not opposed to, the best interest of such indemnifying entity, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. Article VI of the Bylaws of each of Knickerbocker Dialysis, Inc. and Liberty RC, Inc. further provides that such entity shall indemnify, to the fullest extent permitted by and in accordance with applicable law, any person made, or threatened to be made, a party to an action by, or in the right of, such entity to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of such entity, or is or was serving at the request of such entity as a director or officer of any other corporation of any type of kind, domestic or foreign, or any other enterprises, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, only if such director or officer acted, in good faith, for a purpose which he or she reasonably believe to be in, or, in the case of service for any other enterprises, not opposed to, the best interest of the such indemnifying entity, provided, however, that no indemnification shall be made under this provision in respect of a) a threatened action, or a pending action which is settled or otherwise disposed of, or b) any claim, issue or matter as to which such person shall have been adjudged to be liable to such indemnifying entity, unless and only to the extent that the court of competent jurisdiction determines that the person is fairly and reasonably entitled to.

The Eighth Article of the Certificate of Incorporation of TRC of New York, Inc. provides that TRC of New York, Inc. shall indemnify all persons whom it may indemnify under the provisions of Article 7 of the New York Business Corporation Law to the fullest extent permitted under those provisions. The Ninth Article of the Articles of Incorporation provides that its directors will not be personally liable to TRC of New York, Inc. or its stockholders to the fullest extent permitted by the provisions of the New York Business Corporation Law.

Registrant incorporated under Pennsylvania Law

DVA Healthcare of Pennsylvania, Inc. is incorporated under the laws of the State of Pennsylvania. Section 1741 of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania Statute”), provides that, unless otherwise restricted in its Bylaws, a business corporation may indemnify its directors and officers (other than in an action by or in the right of the corporation) against expenses, judgments, fines and amounts paid in settlement reasonably incurred in such capacity provided the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 of the Pennsylvania Statute provides that, unless otherwise restricted in its Bylaws, a business corporation may indemnify its directors and officers in any action by or in the right of the corporation against expenses reasonably incurred in such capacity provided the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. Pursuant to Section 1743 of the Pennsylvania Statute, a corporation is required to indemnify its directors and officers against reasonable expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the Pennsylvania Statute provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any Bylaws provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the Pennsylvania Statute grants a corporation, unless otherwise restricted in its Bylaws, the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them in such capacity, whether or not the corporation would have the power to indemnify them against such liability.

Article IV of DVA Healthcare of Pennsylvania, Inc.’s Bylaws provides that DVA Healthcare of Pennsylvania, Inc. shall indemnify each director or officer in any proceeding brought against such officer or director by reason of such status (other than an action by or in the right of DVA Healthcare of Pennsylvania, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Pennsylvania, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Healthcare of Pennsylvania, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Healthcare of Pennsylvania, Inc. against such officer or director by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Pennsylvania, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Healthcare of Pennsylvania, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Healthcare of Pennsylvania, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Healthcare of Pennsylvania, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Healthcare of Pennsylvania, Inc. would have the power to indemnify them.

Registrant incorporated under Tennessee Law

DVA Renal Healthcare, Inc. is incorporated under the laws of the State of Tennessee. Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (“Tennessee Statute”) provide that a corporation may indemnify any of its directors and, unless its charter provides otherwise, officers, against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he or she reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he or she reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Statute provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The Tennessee Statute also provides that in connection with any proceeding charging improper personal benefit to a director or officer, no indemnification may be made if such director or officer is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the Tennessee Statute mandates that the corporation, unless limited by its charter, indemnify the director or officer against reasonable expenses incurred in the proceeding. Pursuant to the Tennessee Statute, unless the corporation’s charter provides otherwise, a court may order that a director or officer be indemnified if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such director or officer was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) such director or officer was adjudged liable on the basis that personal benefit was improperly received by him or her; or (iii) such director or officer failed to meet the standards of conduct set forth in (a), (b), (c) and (d) above. If the director or officer was adjudged liable as described in (i) or (ii) above, then such indemnification is limited to reasonable expenses incurred. Section 48-18-508 of the Tennessee Statute provides that a corporation may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not the corporation would have the power to indemnify them.

Article IV of the Bylaws of DVA Renal Healthcare, Inc. provides that it shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of DVA Renal Healthcare, Inc.) against all expenses, judgments or fines reasonably incurred if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Renal Healthcare, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Renal Healthcare, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Renal Healthcare, Inc. against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Renal Healthcare, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Renal Healthcare, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Renal Healthcare, Inc.’s consent and related expenses. The Bylaws also provide that DVA Renal Healthcare, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Renal Healthcare, Inc. would have the power to indemnify them.

Registrant incorporated under Texas Law

Dialysis Specialists of Dallas, Inc. is incorporated under the laws of the state of Texas. Article 2.02-1 of the Texas Business Corporation Act (the “Texas Statute”) provides that a Texas corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person: (a) conducted himself or herself in good faith; (b) reasonably believed: (i) in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Texas corporation is not permitted to indemnify a director in respect of a proceeding: (a) in which the person is found liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the person’s official capacity; or (b) in which the person is found liable to the corporation. A person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Where a director is successful, on the merits or otherwise, in the defense of a proceeding referred to above, the Corporation must indemnify such director against reasonable expenses incurred by him or her. The Texas Statute further authorizes a Texas corporation to indemnify an officer, employee or agent of the corporation to the same extent as a director.

In addition, Article 2.02-1 of the Texas Statute authorizes a Texas corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him or her against that liability under the Texas Statute.

Article Nine of the Articles of Incorporation of Dialysis Specialists of Dallas, Inc. provides that Dialysis Specialists of Dallas, Inc. shall indemnify any director, officer, employee or agent to the fullest extent permitted by the General Corporation Law of the State of Texas.

Registrants incorporated under Virginia Law

Continental Dialysis Center of Springfield-Fairfax, Inc., Continental Dialysis Centers, Inc. and East End Dialysis Center, Inc. are incorporated under the laws of the state of Virginia. Section 697 of the Virginia Stock Corporation Act (the “Virginia Statute”) provides that a Virginia corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself in good faith; and (b) the individual believed: (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. A Virginia corporation is not permitted to indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification permitted under the Virginia Statute in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her. With respect to a proceeding by or in the right of the corporation, the court may (i) order indemnification of the director to the extent of his or her reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he or she was adjudged liable to the corporation and (ii) also order the corporation to pay the director’s reasonable expenses incurred to obtain the order of indemnification. The Virginia Statute further authorizes a Virginia corporation to indemnify an officer, employee, or agent of the corporation to the same extent as to a director.

In addition, Section 703 of the Virginia Statute authorizes a Virginia corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him or her against the same liability under the Virginia Statute.

Article V, Section 6 of the Bylaws of East End Dialysis Center, Inc. provides that East End Dialysis Center, Inc. shall indemnify, as permitted by law each former, current and future director, officer, agent and employee and each person who may now or later serve at East End Dialysis Center, Inc.’s request as a director, officer, agent or employee of another corporation or other business enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred or imposes in connection with the defense of any claim, action, suit or proceeding by reason of being or having been such director, officer, agent or employee, except where such person shall be finally adjudged to be liable for gross negligence or willful misconduct in the performance of duty. Such person is fully protected if he relied on the written opinion of counsel selected by, or in the manner designated by, the Board of Directors of East End Dialysis Center, Inc. The Bylaws further provide that East End Dialysis Center, Inc. may purchase and maintain insurance on behalf of any person who is or was an agent of East End Dialysis Center, Inc. or is or was serving at East End Dialysis Center, Inc.’s request as a director, officer, employee or agent of another enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of their corporate status, regardless of whether East End Dialysis Center, Inc. would have the power to indemnify against such liability under the provisions of the Bylaws.

Item 16.	Exhibits.

Number	Description

1*	Form of Underwriting Agreement

4.1	Form of Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of debt security (included in Exhibit 4.1)

4.3	Form of guarantee (included in Exhibit 4.1)

5.1	Opinion of Sidley Austin LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included in signature pages to this Registration Statement)

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment hereto.

Item 17.	Undertakings.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of, June 10, 2014.

DAVITA HEALTHCARE PARTNERS INC.

By:	/s/ Kent J. Thiry
Name:	Kent J. Thiry
Title:	Co-Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of James K. Hilger and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of June 10, 2014.

	Signature	Title

By:	/s/ Kent J. Thiry Kent J. Thiry	Co-Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Robert J. Margolis Robert J. Margolis	Co-Chairman of the Board

By:	/s/ Garry Menzel Garry Menzel	Chief Financial Officer (Principal Financial Officer)

By:	/s/ James K. Hilger James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)

By:	/s/ Pamela M. Arway Pamela M. Arway	Director

By:	/s/ Charles G. Berg Charles G. Berg	Director

By:	/s/ Carol A. Davidson Carol A. Davidson	Director

By:	/s/ Paul J. Diaz Paul J. Diaz	Director

By:	/s/ Peter T. Grauer Peter T. Grauer	Director

By:	/s/ John M. Nehra John M. Nehra	Director

	Signature	Title

By:	/s/ William L. Roper William L. Roper	Director

By:	/s/ Roger J. Valine Roger J. Valine	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of June 10, 2014.

ABQ HEALTH PARTNERS, LLC

ALAMOSA DIALYSIS, LLC

ARIZONA INTEGRATED PHYSICIANS, INC.

CARROLL COUNTY DIALYSIS FACILITY, INC.

CONTINENTAL DIALYSIS CENTER OF SPRINGFIELD-FAIRFAX, INC.

CONTINENTAL DIALYSIS CENTER, INC.

DAVITA—WEST, LLC

DAVITA HEALTHCARE PARTNERS PLAN, INC.

DAVITA OF NEW YORK, INC.

DAVITA RX, LLC

DIALYSIS HOLDINGS, INC.

DIALYSIS SPECIALISTS OF DALLAS, INC.

DNH MEDICAL MANAGEMENT, INC. (DBA THE CAMDEN GROUP)

DNP MANAGEMENT COMPANY, LLC

DOWNRIVER CENTERS, INC.

DVA HEALTHCARE OF MARYLAND, INC.

DVA HEALTHCARE OF MASSACHUSETTS, INC.

DVA HEALTHCARE OF PENNSYLVANIA, INC.

DVA HEALTHCARE PROCUREMENT SERVICES, INC.

DVA HEALTHCARE RENAL CARE, INC.

DVA LABORATORY SERVICES, INC.

DVA OF NEW YORK, INC.

DVA RENAL HEALTHCARE, INC.

EAST END DIALYSIS CENTER, INC.

ELBERTON DIALYSIS FACILITY, INC.

FLAMINGO PARK KIDNEY CENTER, INC.

FORT DIALYSIS, LLC

FREEHOLD ARTIFICIAL KIDNEY CENTER, L.L.C.

GREENSPOINT DIALYSIS, LLC

HEALTHCARE PARTNERS ARIZONA, LLC

HEALTHCARE PARTNERS ASC-LB, LLC

HEALTHCARE PARTNERS HOLDINGS, LLC

HEALTHCARE PARTNERS NEVADA, LLC

HEALTHCARE PARTNERS SOUTH FLORIDA, LLC

HEALTHCARE PARTNERS, LLC

HILLS DIALYSIS, LLC

HOUSTON KIDNEY CENTER/TOTAL RENAL CARE INTEGRATED SERVICE NETWORK LIMITED PARTNERSHIP

JSA CARE PARTNERS, LLC

JSA HEALTHCARE CORPORATION

JSA HEALTHCARE NEVADA, L.L.C.

JSA HOLDINGS, INC.

JSA P5 NEVADA, L.L.C.

KIDNEY CARE SERVICES, LLC

KNICKERBOCKER DIALYSIS, INC.

LAS VEGAS SOLARI HOSPICE CARE, LLC

LIBERTY RC, INC.

LINCOLN PARK DIALYSIS SERVICES, INC.

MAPLE GROVE DIALYSIS, LLC

MASON-DIXON DIALYSIS FACILITIES, INC.

MEDICAL GROUP HOLDING COMPANY, LLC

NEPHROLOGY MEDICAL ASSOCIATES OF GEORGIA, LLC

NEPTUNE ARTIFICIAL KIDNEY CENTER, L.L.C.

NORTH ATLANTA DIALYSIS CENTER, LLC

NORTH COLORADO SPRINGS DIALYSIS, LLC

NORTHRIDGE MEDICAL SERVICES GROUP, INC.

PALO DIALYSIS, LLC

PATIENT PATHWAYS, LLC

PHYSICIANS CHOICE DIALYSIS OF ALABAMA, LLC

PHYSICIANS CHOICE DIALYSIS, LLC

PHYSICIANS DIALYSIS ACQUISITIONS, INC.

PHYSICIANS DIALYSIS VENTURES, INC.

PHYSICIANS DIALYSIS, INC.

PHYSICIANS MANAGEMENT, LLC

RENAL LIFE LINK, INC.

RENAL TREATMENT CENTERS—CALIFORNIA, INC.

RENAL TREATMENT CENTERS—HAWAII, INC.

RENAL TREATMENT CENTERS—ILLINOIS, INC.

RENAL TREATMENT CENTERS—MID-ATLANTIC, INC.

RENAL TREATMENT CENTERS—NORTHEAST, INC.

RENAL TREATMENT CENTERS—SOUTHEAST, LP

RENAL TREATMENT CENTERS—WEST, INC.

RENAL TREATMENT CENTERS, INC

RMS LIFELINE, INC.

ROCKY MOUNTAIN DIALYSIS SERVICES, LLC

SHINING STAR DIALYSIS, INC.

SIERRA ROSE DIALYSIS CENTER, LLC

SOUTHWEST ATLANTA DIALYSIS CENTERS, LLC

THE DAVITA COLLECTION, INC.

THP SERVICES, INC.

TOTAL ACUTE KIDNEY CARE, INC.

TOTAL RENAL CARE TEXAS LIMITED PARTNERSHIP

TOTAL RENAL CARE, INC.

TOTAL RENAL LABORATORIES, INC.

TOTAL RENAL RESEARCH, INC.

TRC—INDIANA, LLC

TRC OF NEW YORK, INC.

TRC WEST, INC.

TREE CITY DIALYSIS, LLC

VILLAGEHEALTH DM, LLC

By:	/s/ Chetan P. Mehta
Name:	Chetan P. Mehta
Title:	Group Vice President

POWER OF ATTORNEY

We, the undersigned officers and sole director of Carroll County Dialysis Facility, Inc., Continental Dialysis Center of Springfield-Fairfax, Inc., Continental Dialysis Center, Inc., Dialysis Holdings, Inc., Dialysis Specialists of Dallas, Inc., Downriver Centers, Inc., DVA Healthcare of Maryland, Inc., DVA Healthcare of Massachusetts, Inc., DVA Healthcare of Pennsylvania, Inc., DVA Healthcare Procurement Services, Inc., DVA Healthcare Renal Care, Inc., DVA Laboratory Services, Inc., DVA of New York, Inc., DVA Renal Healthcare, Inc., East End Dialysis Center, Inc., Elberton Dialysis Facility, Inc., Flamingo Park Kidney Center, Inc., Lincoln Park Dialysis Services, Inc., Mason-Dixon Dialysis Facilities, Inc., Physicians Dialysis Acquisitions, Inc., Physicians Dialysis Ventures, Inc., Physicians Dialysis, Inc., Renal Life Link, Inc., Renal Treatment Centers—California, Inc., Renal Treatment Centers—Hawaii, Inc., Renal Treatment Centers—Illinois, Inc., Renal Treatment Centers—Mid-Atlantic, Inc., Renal Treatment Centers—Northeast, Inc., Renal Treatment Centers—West, Inc., Renal Treatment Centers, Inc., RMS Lifeline, Inc., Shining Star Dialysis, Inc., The DaVita Collection, Inc., Total Acute Kidney Care, Inc., Total Renal Care, Inc., Total Renal Laboratories, Inc., Total Renal Research, Inc., TRC of New York, Inc., and TRC West, Inc., hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael D. Staffieri	Sole Director and Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

/s/ Garry E. Menzel	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers and sole director or manager of DaVita Healthcare Partners Plan, Inc., DNH Medical Management, Inc., HealthCare Partners Holdings, LLC, JSA Holdings, Inc., Northridge Medical Services Group, Incorporated, and THP Services, Inc., hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig E. Samitt, M.D.	Sole Director or Manager and Chief Executive Officer (Principal Executive Officer)	June 10, 2014
Craig E. Samitt, M.D.

/s/ Theodore J. Halkias	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers and sole manager of HealthCare Partners Nevada, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig E. Samitt, M.D.	Sole Manager	June 10, 2014
Craig E. Samitt, M.D.

/s/ Dennis L. Kogod	Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Dennis L. Kogod

/s/ Theodore J. Halkias	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers and sole director or manager of HealthCare Partners South Florida, LLC and JSA Healthcare Corporation, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig E. Samitt, M.D.	Sole Director or Manager	June 10, 2014
Craig E. Samitt, M.D.

/s/ Lorie B. Glisson	Chief Executive Officer (Principal Executive Officer)	June 10, 2014
Lorie B. Glisson

/s/ Theodore J. Halkias	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers and directors of Arizona Integrated Physicians, Inc., hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig E. Samitt, M.D.	Director	June 10, 2014
Craig E. Samitt, M.D.

/s/ Dennis L. Kogod	Director and Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Dennis L. Kogod

/s/ Theodore J. Halkias	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers and manager of HealthCare Partners, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dennis L. Kogod	Manager	June 10, 2014
Dennis L. Kogod

/s/ Craig E. Samitt, M.D.	Chief Executive Officer (Principal Executive Officer)	June 10, 2014
Craig E. Samitt, M.D.

/s/ Theodore J. Halkias	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers and sole director of DaVita of New York, Inc., Knickerbocker Dialysis, Inc., and Liberty RC, Inc., hereby severally, on behalf of each of the above-named entities, constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Elise V. Duke	Sole Director, Chief Executive Officer and President (Principal Executive Officer)	June 10, 2014
Elise V. Duke

/s/ Garry E. Menzel	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of Alamosa Dialysis, LLC, Greenspoint Dialysis, LLC and Renal Treatment Centers, Inc., which is the general partner of Renal Treatment Centers—Southeast, LP, which is the manager of Alamosa Dialysis, LLC and Greenspoint Dialysis, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

RENAL TREATMENT CENTERS—SOUTHEAST, LP By: Renal Treatment Centers, Inc. Its: General Partner		Manager	June 10, 2014

By:	/s/ Michael D. Staffieri Michael D. Staffieri Chief Operating Officer

/s/ Michael D. Staffieri		Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

/s/ Garry E. Menzel		Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

/s/ James K. Hilger		Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of ABQ Health Partners, LLC and Medical Group Holding Company, LLC, which is the member of ABQ Health Partners, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

MEDICAL GROUP HOLDING COMPANY, LLC		Member	June 10, 2014

By:	/s/ Craig E. Samitt, M.D. Craig E. Samitt, M.D. Chief Executive Officer

/s/ Craig E. Samitt, M.D.		Chief Executive Officer (Principal Executive Officer)	June 10, 2014
Craig E. Samitt, M.D.

/s/ Theodore J. Halkias		Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger		Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of DaVita—West, LLC and Renal Treatment Centers—Southeast, LP, and Renal Treatment Centers, Inc., which is (i) the manager of DaVita—West, LLC and (ii) the general partner of Renal Treatment Centers—Southeast, LP, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	RENAL TREATMENT CENTERS, INC.	Manager or General Partner	June 10, 2014

By:	/s/ Michael D. Staffieri Michael D. Staffieri Chief Operating Officer

	/s/ Michael D. Staffieri	Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

	/s/ Garry E. Menzel	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

	/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of DaVita Rx, LLC, DNP Management Company, LLC, Fort Dialysis, LLC, Hills Dialysis, LLC, Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership, Kidney Care Services, LLC, Maple Grove Dialysis, LLC, Nephrology Medical Associates of Georgia, LLC, Palo Dialysis, LLC, Total Renal Care Texas Limited Partnership, TRC—Indiana, LLC, Tree City Dialysis, LLC, and VillageHealth DM, LLC, and Total Renal Care, Inc., which is (i) the manager of DaVita Rx, LLC, DNP Management Company, LLC, Fort Dialysis, LLC, Hills Dialysis, LLC, Kidney Care Services, LLC, Maple Grove Dialysis, LLC, Nephrology Medical Associates of Georgia, LLC, Palo Dialysis, LLC, TRC—Indiana, LLC, Tree City Dialysis, LLC, and VillageHealth DM, LLC and (ii) the general partner of Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership and Total Renal Care Texas Limited Partnership, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

TOTAL RENAL CARE, INC.		Manager or General Partner	June 10, 2014

By:	/s/ Michael D. Staffieri
Michael D. Staffieri Chief Operating Officer

/s/ Michael D. Staffieri		Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

/s/ Garry E. Menzel		Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

/s/ James K. Hilger		Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of Freehold Artificial Kidney Center, L.L.C. and Neptune Artificial Kidney Center, L.L.C., and DVA Renal Healthcare, Inc., which is the member of Freehold Artificial Kidney Center, L.L.C. and Neptune Artificial Kidney Center, L.L.C., hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

DVA RENAL HEALTHCARE, INC.		Member	June 10, 2014

By:	/s/ Michael D. Staffieri
Michael D. Staffieri Chief Operating Officer

/s/ Michael D. Staffieri		Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

/s/ Garry E. Menzel		Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

/s/ James K. Hilger		Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of HealthCare Partners Arizona, LLC and Medical Group Holding Company, LLC, and HealthCare Partners LLC, which is the member of HealthCare Partners Arizona, LLC and Medical Group Holding Company, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

HEALTHCARE PARTNERS, LLC		Member	June 10, 2014

By:	/s/ Craig E. Samitt, M.D.
Craig E. Samitt, M.D. Chief Executive Officer

/s/ Craig E. Samitt, M.D.		Chief Executive Officer (Principal Executive Officer)	June 10, 2014
Craig E. Samitt, M.D.

/s/ Theodore J. Halkias		Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger		Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers and individuals constituting at least a majority of the members of the governing board of HealthCare Partners ASC-LB, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Pratibha Patel, M.D.	Governing Board Member	June 10, 2014
Pratibha Patel, M.D.

/s/ Bharat Patel, M.D.	Governing Board Member	June 10, 2014
Bharat Patel, M.D.

/s/ Jamie D. Phillips	Governing Board Member	June 10, 2014
Jamie D. Phillips

/s/ Dinesh Kumar, M.D.	Governing Board Member	June 10, 2014
Dinesh Kumar, M.D.

/s/ Phiet Phung, M.D.	Governing Board Member	June 10, 2014
Phiet Phung, M.D.

/s/ Craig E. Samitt, M.D.	Chief Executive Officer (Principal Executive Officer)	June 10, 2014
Craig E. Samitt, M.D.

/s/ Theodore J. Halkias	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of JSA Care Partners, LLC and HealthCare Partners Accountable Care Organization, LLC, which is the member of JSA Care Partners, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

HEALTHCARE PARTNERS ACCOUNTABLE CARE ORGANIZATION, LLC		Member	June 10, 2014

By:	/s/ Robert J. Margolis, M.D.
Robert J. Margolis, M.D. Chief Executive Officer

/s/ Craig E. Samitt, M.D.		Chief Executive Officer (Principal Executive Officer)	June 10, 2014
Craig E. Samitt, M.D.

/s/ Theodore J. Halkias		Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger		Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of JSA P5 Nevada, L.L.C. and JSA Holdings, Inc., which is the member of JSA P5 Nevada, L.L.C., hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

JSA HOLDINGS, INC.		Member	June 10, 2014

By:	/s/ Dennis L. Kogod Dennis L. Kogod Chief Operating Officer

/s/ Dennis L. Kogod		Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Dennis L. Kogod

/s/ Theodore J. Halkias		Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Theodore J. Halkias

/s/ James K. Hilger		Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of North Atlanta Dialysis Center, LLC and Southwest Atlanta Dialysis Centers, LLC, and Renal Treatment Centers—Mid-Atlantic, Inc., which is the manager of North Atlanta Dialysis Center, LLC and Southwest Atlanta Dialysis Centers, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

RENAL TREATMENT CENTERS—MID-ATLANTIC, INC.		Manager	June 10, 2014

By:	/s/ Michael D. Staffieri Michael D. Staffieri Chief Operating Officer

/s/ Michael D. Staffieri Michael D. Staffieri		Chief Operating Officer (Principal Executive Officer)	June 10, 2014

/s/ Garry E. Menzel Garry E. Menzel		Chief Financial Officer (Principal Financial Officer)	June 10, 2014

/s/ James K. Hilger James K. Hilger		Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014

POWER OF ATTORNEY

We, the undersigned officers of North Colorado Springs Dialysis, LLC, Rocky Mountain Dialysis Services, LLC and Sierra Rose Dialysis Center, LLC and Renal Treatment Centers—West, Inc., which is (i) the manager of North Colorado Springs Dialysis, LLC and (ii) the member of Rocky Mountain Dialysis Services, LLC, Sierra Rose Dialysis Center, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	RENAL TREATMENT CENTERS—WEST, INC.	Manager or Member	June 10, 2014

By:	/s/ Michael D. Staffieri Michael D. Staffieri Chief Operating Officer

	/s/ Michael D. Staffieri	Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

	/s/ Garry E. Menzel	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

	/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of Patient Pathways, LLC and VillageHealth DM, LLC, which is the manager of Patient Pathways, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	VILLAGEHEALTH DM, LLC	Manager	June 10, 2014

By:	/s/ Michael D. Staffieri
Michael D. Staffieri Chief Operating Officer

	/s/ Michael D. Staffieri	Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

	/s/ Garry E. Menzel	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

	/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of Physicians Choice Dialysis of Alabama, LLC and Physicians Choice Dialysis, LLC, which is the manager of Physicians Choice Dialysis of Alabama, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	PHYSICIANS CHOICE DIALYSIS, LLC	Manager	June 10, 2014

By:	/s/ Michael D. Staffieri
Michael D. Staffieri Chief Operating Officer

	/s/ Michael D. Staffieri	Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

	/s/ Garry E. Menzel	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

	/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of Physicians Choice Dialysis, LLC and Physicians Management, LLC, which is the manager of Physicians Choice Dialysis, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	PHYSICIANS MANAGEMENT, LLC	Manager	June 10, 2014

By:	/s/ Michael D. Staffieri
Michael D. Staffieri Chief Operating Officer

	/s/ Michael D. Staffieri	Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

	/s/ Garry E. Menzel	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

	/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

POWER OF ATTORNEY

We, the undersigned officers of Physicians Management, LLC and Physicians Dialysis Ventures, Inc., which is the manager of Physicians Management, LLC, hereby severally constitute and appoint each of Garry E. Menzel, Chetan P. Mehta and Kim M. Rivera, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	PHYSICIANS DIALYSIS VENTURES, INC.	Manager	June 10, 2014

By:	/s/ Michael D. Staffieri
Michael D. Staffieri Chief Operating Officer

	/s/ Michael D. Staffieri	Chief Operating Officer (Principal Executive Officer)	June 10, 2014
Michael D. Staffieri

	/s/ Garry E. Menzel	Chief Financial Officer (Principal Financial Officer)	June 10, 2014
Garry E. Menzel

	/s/ James K. Hilger	Chief Accounting Officer (Principal Accounting Officer)	June 10, 2014
James K. Hilger

EXHIBIT INDEX

Number	Description

1*	Form of Underwriting Agreement

4.1	Form of Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of debt security (included in Exhibit 4.1)

4.3	Form of guarantee (included in Exhibit 4.1)

5.1	Opinion of Sidley Austin LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included in signature pages to this Registration Statement)

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment hereto.